Exhibit 99.1

Valeritas Reports Second Quarter 2016 Financial Results

Conference Call and Webcast Today, August 10, at 4:30 p.m. EDT

BRIDGEWATER, New Jersey, August 10, 2016 — Valeritas Holdings, Inc. (OTCQB: VLRX) announced today financial results for the second quarter ended June 30, 2016.

Second Quarter 2016 Highlights:

•	Total revenue of $4.9 million, up 6.2% year-over-year

•	Substantial improvement in gross margins and significant reduction in operating expenses

•	Capital efficient commercial strategy gaining traction

•	Completed alternative public offering, raising net proceeds of $23.6 million

•	Expanded Board with the addition of three independent directors

John Timberlake, President and Chief Executive Officer of Valeritas, said, “We are pleased with our financial results for the second quarter and made progress on all our strategic initiatives. Our new capital efficient commercial strategy is producing early results, driving continued growth and strong rep productivity in our highest volume territories and minimizing disruption from the territories we vacated due to more than 50% reduction in our sales force. To supplement our efforts in the field and strengthen our positioning with physicians and payors, we also delivered a number of data presentations at medical meetings supporting the clinical and economic benefits of V-Go® Disposable Insulin Delivery Device. As a result, we still grew revenue 6.2% year-over-year, generated a substantial improvement in gross margin while significantly reducing our operating expenses and cash burn compared to the prior year.”

Mr. Timberlake added, “With the completion of our alternative public offering, we bolstered our cash resources to support the ongoing commercialization and advancement of V-Go. It was an important milestone that improved our financial positioning as we continue to execute on our more capital efficient growth strategy. We also expanded our Board and management team with experienced leaders that will support our growth as we scale the business over time.”

Financial Results

Total revenue in the second quarter of 2016 was $4.9 million, a 6.2% increase from $4.6 million in the second quarter of 2015.

Gross profit in the second quarter of 2016 was $1.7 million, or 35.3% gross margin, an increase from $0.6 million, or 13.9% gross margin, in the second quarter of 2015.

Operating expenses in the second quarter of 2016, which included a one-time accelerated noncash stock compensation expense of $1.6 million, from the cancellation of the private company stock plans, were $9.7 million, a 27.0% decrease from $13.3 million in the second quarter of 2015.

Operating loss for the second quarter, including $0.4 million for restructuring and other one-time charges and the $1.6 million stock compensation expense was $8.0 million, a reduction of 36.9% compared to a $12.7 million operating loss in the second quarter of 2015.

Net loss for the second quarter of 2016 was $10.5 million or $(1.09) per share, compared with net loss of $(16.2) million, or $(0) per share, for the second quarter of 2015. Because the weighted average common shares in 2015 have been retrospectively adjusted for the recapitalization of the Company, they reflect the outstanding private company Series AB Preferred Stock of the Private Company as converted, or 0 shares, and $(0) per share at June 30, 2015.

Total cash and cash equivalents were $20.4 million as of June 30, 2016, compared to $2.8 million as of December 31, 2015. In the second quarter, the company completed an alternative public offering (“APO”), raising total net proceeds of $23.6 million.

Conference Call Information

Valeritas will hold a conference call on Wednesday, August 10, 2016 at 4:30 p.m. EDT / 1:30 p.m. PDT to discuss the results. The dial-in numbers are (877) 201-0168 for domestic callers and (647) 788-4901 for international callers. The conference ID number is 50054529. A live webcast of the conference call will be available on the investor relations page of the Valeritas corporate website at www.valeritas.com.

After the live webcast, a replay of the webcast will remain available online until the Company reports third quarter 2016 financial results on the investor relations page of the Valeritas corporate website, www.valeritas.com. In addition, a telephonic replay of the call will be available through August 11, 2016. The replay dial-in numbers are (855) 859-2056 for domestic callers and (404) 537-3406 for international callers. Please use the replay pin number 50054529.

About Valeritas, Inc.

Valeritas is a commercial-stage medical technology company focused on developing innovative technologies to improve the health and quality of life of people with Type 2 diabetes. Valeritas’ flagship product, V-Go® Disposable Insulin Delivery device, is a simple, wearable, basal-bolus insulin delivery solution for patients with Type 2 diabetes that enables patients to administer a continuous preset basal rate of insulin over 24 hours. It also provides on-demand bolus dosing at mealtimes. It is the only non-electronic basal-bolus insulin delivery device on the market today specifically designed keeping in mind the needs of type 2 diabetes patients. Headquartered in Bridgewater, New Jersey, Valeritas operates its R&D functions in a state-of-the-art facility in Shrewsbury, Massachusetts. For more information, please visit www.valeritas.com.

Forward Looking Statements:

This press release may contain forward-looking statements. Statements in this press release that are not purely historical are forward-looking statements. Such forward-looking statements include, among other things, references to Valeritas technologies, business and product development plans and market information. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the ability to raise the additional funding needed to continue to pursue Valeritas’ business and product development plans, the inherent uncertainties associated with developing new products or technologies, the ability to commercialize the V-Go® Disposable Insulin Delivery device with limited resources, competition in the industry in which Valeritas operates and overall market conditions. Any forward-looking statements are made as of the date of this press release, and Valeritas assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law. Investors should consult all of the information set forth herein and should also refer to the risk factor disclosure set forth in the reports and other documents Valeritas files with the SEC available at www.sec.gov.

Investor Contact:

Nick Laudico / Zack Kubow

The Ruth Group

(646)536-7030 / 7020

IR@valeritas.com

Valeritas Holdings, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

(Dollars in thousands, except share and per share amounts)

	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Revenue, net	$4,885	$4,601	$9,894	$8,755
Cost of goods sold	3,160	3,962	6,457	7,024

Gross margin	1,725	639	3,437	1,731

Operating expense:
Research and development	1,186	1,751	2,447	3,621
Selling, general and administrative	8,141	11,569	16,550	26,550
Restructuring (note 7)	401	—	2,163	—

Total operating expense	9,728	13,320	21,160	30,171

Operating loss	(8,003)	(12,681)	(17,723)	(28,440)

Other income (expense), net:
Interest expense	(2,421)	(3,470)	(9,006)	(8,693)
Costs associated with aborted 2015 IPO (note 10)	—	—	—	(3,978)
Change in fair value of derivatives	(42)	—	(635)	443

Total other income (expense), net	(2,463)	(3,470)	(9,641)	(12,228)

Loss before income taxes	(10,466)	(16,151)	(27,364)	(40,668)

Income tax expense	—	—	—	—

Net loss	$(10,466)	$(16,151)	$(27,364)	$(40,668)

Net loss per share of common shares outstanding – basic and diluted (note 18)	$(1.09)	$—	$(4.41)	$—

Weighted average common shares outstanding – basic and diluted (note 18)	9,561,826	—	6,207,945	—

Valeritas Holdings, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(Dollars in thousands, except share and per share amounts)

	June 30, 2016	December 31, 2015
Assets
Current assets:
Cash and cash equivalents	$20,447	$2,789
Accounts receivable, net	3,744	3,142
Other receivables	213	493
Inventories, net (note 4)	11,134	10,784
Deferred cost of goods sold	762	863
Prepaid expense and other current assets	855	735

Total current assets	37,155	18,806
Property and equipment, net (note 4)	11,428	12,091
Other assets	152	279

Total assets	$48,735	$31,176

Liabilities and stockholders’ deficit
Current liabilities:
Current portion of long-term debt, related parties (note 8)	$—	$69,107
Current portion of capital lease obligation	—	26
Accounts payable	4,073	7,419
Accrued expense and other current liabilities (note 6)	5,483	5,931
Deferred revenue	1,728	1,895
Derivative liabilities (note 9)	308	—

Total current liabilities	11,592	84,378
Long-term debt, related parties (note 8)	55,822	—
Deferred rent liability	107	143

Total liabilities	67,521	84,521

Stockholders’ deficit (note 1 and note 17)
Common stock, $0.001 par value, 300,000,000 shares authorized; 12,678,991 and 1,631,738 shares issued and outstanding at June 30, 2016 and December 31, 2015, respectively	13	2
Additional paid-in capital	386,437	324,525
Accumulated deficit	(405,236)	(377,872)

Total stockholders’ deficit	(18,786)	(53,345)

Total liabilities and stockholders’ deficit	$48,735	$31,176